EX-10.01 BILL OF SALE, ASSIGNMENT AND ASSUMPTION OF LIABILITY DATED DECEMBER 31, 2010 BETWEEN USCHINA CHANNEL AND CHINA BULL HOLDINGS, INC.

Exhibit 10.01

BILL OF SALE, ASSIGNMENT AND ASSUMPTION OF LIABILITY

This BILL OF SALE, ASSIGNMENT AND ASSUMPTION OF LIABILITY (the “Bill of Sale”), dated this 31st day of December, 2010, is from USChina Channel, Inc., a Nevada corporation (the “Seller”) to China Bull Holdings, Inc., a Nevada corporation (the “Buyer”).

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, the parties hereto hereby agree as follows:

1.           The Seller hereby sells, grants, conveys, assigns, transfers and delivers to Buyer all of Seller’s right, title, and interest in and to the assets set forth on Schedule “A” to this Bill of Sale (the “Acquired Assets”) subject to all liens, mortgages, pledges, options, claims, security interests, conditional sales contracts, title defects, encumbrances, charges and other restrictions of every kind (collectively, the “Liens”).  Such sale, transfer, conveyance and assignment shall be effective on the date hereof (the “Effective Date”).

2.           Buyer hereby absolutely accepts and assumes to be solely liable and responsible for the liabilities associated with the ownership of the Acquired Assets after the Effective Date.  In addition, Buyer is assuming any liabilities or obligations of Seller in connection with the operations of its business prior to the Effective Date.

              3.           The Seller covenants and agrees that in the event that the Acquired Assets or rights are non-assignable by their nature and will not pass by this Bill of Sale, the beneficial interest in and to the same will in any event pass to the Buyer, as the case may be; and the Seller covenants and agrees (in each case without any obligation on the part of the Seller to incur any out-of-pocket expenses) (a) to hold, and hereby declares that it holds, such property, Acquired Assets or rights in trust for, and for the benefit of, the Buyer, (b) to cooperate with the Buyer in the Buyer’s efforts to obtain and to secure such consent and give such notice as may be required to effect a valid transfer or transfers of such Acquired Assets or rights, (c) to cooperate with the Buyer in any reasonable interim arrangement to secure for the Buyer the practical benefits of such Acquired Assets pending the receipt of the necessary consent or approval, and (d) to make or complete such transfer or transfers as soon as reasonably possible.

4.           The Seller further agrees (without any obligation on the part of the Seller to incur any out-of-pocket expenses) that it will at any time and from time to time, at the request of the Buyer, execute and deliver to the Buyer any and all other and further instruments and perform any and all further acts reasonably necessary to vest in the Buyer the right, title and interest in or to any of the Acquired Assets which this instrument purports to transfer to the Buyer.

5.           Any individual, partnership, corporation or other entity may rely, without further inquiry, upon the powers and rights herein granted to the Buyer and delivery of this Bill of Sale or to the authenticity of any copy, conformed or otherwise, hereof.

6.           All of the terms and provisions of this Bill of Sale will be binding upon the Seller and its successors and assigns and will inure to the benefit of the Buyer and its successors and assigns.

7.           This Agreement shall be governed by the laws of the State of Florida, without regard to conflicts of law principles thereunder.

8.           This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has caused this Bill of Sale and Assignment to be executed as of the date and year first set forth above.

USChina Channel, Inc.

By: /s/ Andrew Chien

Name: Andrew Chien

Title: President

China Bull Holdings, Inc.

By: /s/ Andrew Chien

Name: Andrew Chien

Title: CEO

SCHEDULE A

ACQUIRED ASSETS

(1) Bank Deposits of  China Bull Holding Inc.

(2) Website:    www.uschinachannel.net

(3) Market Agreement signed on October 3, 2006, with USChina Channel LLC, a private company registered in Connecticut,  owned by Andrew Chien.

(4) The agreement with Andrew Chien whereby Mr. Chien supplies the Company with office space and computer, telephone service, printer and copier machine without any charge and Mr. Chien’s agreement to provide serves to this company without salary or other compensation.